UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

TERRAFORM GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On October 25, 2017, TerraForm Global, Inc. (the “Company”) mailed a letter to certain of the Company’s stockholders in connection with the proposed merger between the Company and an affiliate of Brookfield Asset Management Inc. and the Company’s upcoming special meeting of stockholders scheduled for November 13, 2017. The full text of the letter is copied below.

LETTER TO STOCKHOLDERS
October 25, 2017

Dear Stockholder:

We recently mailed to you proxy materials related to the TerraForm Global, Inc. (GLBL) special meeting. Your support is requested for the proposals to be voted upon at the November 13 special meeting of stockholders. As of the date of this letter your shares remain unvoted.

The board of directors recommends that stockholders vote “FOR” each of the proposals being submitted to a vote at the TerraForm Global, Inc. special meeting.

Please Vote Your TerraForm Global Shares Today!

Regardless of the number of shares you own your vote is very important. We encourage all stockholders to have their voices heard. The adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of GLBL common stock, excluding SunEdison, Inc., Brookfield Asset Management Inc. and their respective affiliates. Failure to vote or a vote to abstain will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger.

There are three ways to vote your shares of GLBL without attending the special meeting in person – each only taking a few moments:

•
By Telephone – Stockholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•	By Internet – Stockholders can submit their vote via Internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•	By Mail – Stockholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.
To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on November 12, the day preceding the special meeting.

If you need assistance in voting your shares or have questions regarding the special meeting, please contact the Company’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of TerraForm Global, Inc.

Sincerely,

TerraForm Global, Inc.

If you have questions or need assistance in voting your shares, please contact:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com